Exhibit 99.1

Lightspeed Financial to Acquire Terra Nova Financial

Firm’s Second Acquisition in 2010 Grows Core Business, Drives Consolidation in Active Trading Industry

CHICAGO, IL and NEW YORK, NY—(Marketwire - June 16, 2010) - Terra Nova Financial Group, Inc. (OTCBB: TNFG) and Lightspeed Financial, Inc. today announced that they have entered into a definitive agreement in which Lightspeed will acquire 100% of the membership interest of Terra Nova Financial, LLC (“Terra Nova Financial”), a wholly owned subsidiary of Terra Nova Financial Group, Inc. for a purchase price of approximately $27.6 million. The terms of the agreement have been approved by the Boards of Directors of both companies and are subject to review and approval by regulators and the Terra Nova Financial Group shareholders. The acquisition furthers Lightspeed’s position as the active trading industry’s consolidator of choice and represents its second acquisition to that end in 2010 alone.

Terra Nova Financial provides approximately 3,000 clients with direct market access trading services for equities, options and futures. Its clients execute approximately 18 million shares per day and its total client assets are approximately $450 million. The combination brings the total Lightspeed client base to more the 5,500 traders executing an average of over 150 million equity shares per day. Lightspeed’s total client assets will exceed $1.25 billion with this acquisition.

“Through this deal, our customers will continue to receive the excellent customer service they have grown to expect but complemented by Lightspeed’s advanced trading suite of products that are industry leading,” stated Bernay Box, Chairman and Chief Executive Officer of Terra Nova Financial Group, Inc. “Lightspeed’s management has proven through previous acquisitions and development of products that they are committed to providing active traders with the tools and services to help them trade successfully. The combination of these qualities with Terra Nova’s long-term experience in serving active traders should be highly beneficial for our customers and their trading activities. We’ve competed with Lightspeed for a number a years in the active trading space and believe this will be a great strategic fit for our customers and organization. We also believe this transaction represents an excellent value proposition for the Terra Nova Financial Group’s shareholders.”

Stephen Ehrlich, Chief Executive Officer, Lightspeed Financial, Inc., said, “Industry consolidation under Lightspeed is both the clear path to profitably growing our business and providing individual traders an opportunity to benefit from proven, stable trading technology and support, and competitive pricing, within a firm with the wherewithal and desire to invest in the business. All increasingly important attributes for a trading firm to offer particularly given today’s unpredictable and volatile market conditions. Terra Nova has a strong reputation for servicing retail traders and has an impressive roster of active trading clients. Our shared focus on customer service makes us confident Terra Nova clients will see value in their Lightspeed experience.”

Ehrlich continued, “Since our founding nearly four years ago, we have quickly established Lightspeed as the only destination for individuals who trade for a living or trade to supplement their income. The reason so many firms have confidence combining their operations with us is because of our proven commitment to giving clients superior trading tools and service to help them trade successfully. Unlike other firms that simply use their active trading offering to lure clients into their networks and then sell them on more profitable services, active trading has and will always be our core business. It’s what we do best and it’s why traders who come here, stay here.”

Past Lightspeed acquisitions include retail trading firms Schonfeld & Company, LLC, Integrity Trading Inc and NobleTrading in February 2010.

Transaction Details

The purchase price of $27.6 million consists of an initial cash payment of $22.6 million and a later $5.0 million payment secured by a promissory note bearing interest at a rate of 8% and due within six months of closing.

The transaction is expected to close in the third quarter of 2010 and is subject to the satisfaction of customary closing conditions, including receipt of regulatory clearances, as well as approval by the shareholders of Terra Nova. Raymond James & Associates is acting as financial advisor to Terra Nova Financial Group, Inc. and B. Riley & Co., LLC provided a fairness opinion to the Board of Terra Nova Financial Group, Inc.

Following the closing of the sale of Terra Nova Financial, the principal assets of TNFG will be the cash proceeds of the sale of Terra Nova Financial and the Lightspeed promissory note. TNFG will have wound up the operations of its QuantNova subsidiary and will not be engaged in any other operations or have any other operating assets at that time. The Board of Directors has not yet determined the precise manner or timing of the dissolution and winding up of TNFG, or the distribution of the proceeds of the sale of Terra Nova Financial but expects to present a plan of dissolution to the shareholders at the shareholders meeting held to consider the sale of Terra Nova Financial. Based on TNFG’s current estimates of its post-closing expenses, assets and liabilities, and taking into account the expected timing of the payment of the Lightspeed promissory note, TNFG estimates that it will have approximately $24 million to $27 million in cash available for distribution to its shareholders (approximately $0.95 - $1.07 per share). TNFG expects to make a substantial initial distribution of cash soon after the closing of the sale of Terra Nova Financial with a further distribution being made in connection with the expected liquidation of TNFG following receipt of cash payment on the Lightspeed promissory note.

About Lightspeed Financial, Inc.

Headquartered in New York City, Lightspeed Financial operates through three wholly-owned subsidiaries:

Lightspeed Trading, LLC operates as a fully disclosed introducing broker-dealer and FINRA and NFA member. The Company offers securities and direct access brokerage, trading and advanced order routing services to their clients utilizing Lightspeed’s software products.

Lightspeed Technologies, LLC serves as the Company’s technology development subsidiary. Lightspeed develops and operates Lightspeed Trader, Lightspeed’s Direct Market Access trading software application; Lightspeed Gateway, Lightspeed algorithmic trading offering; Lightspeed Risk, a real-time risk management application; and Lightspeed Admin, Middle Office Technology suite. Utilizing a number of proprietary technologies, Lightspeed offers these products and more to broker-dealers, institutional entities and professional traders.

Lightspeed Education, LLC delivers educational products to the Lightspeed Trading, LLC customer community. These products include third party educational tools, webinars and the Lightspeed Spotlight social community. www.lightspeed.com

Lightspeed Financial, Lightspeed Technologies, Lightspeed Trading, Lightspeed Education and the Lightspeed logo are trademarks or registered trademarks of Lightspeed Financial, Inc.

About Terra Nova Financial Group, Inc.

Terra Nova Financial Group, Inc. is a holding company of businesses providing a range of products and services to professional traders. The Company has two primary subsidiaries. Terra Nova Financial, LLC, a broker-dealer registered with the U.S. Securities and Exchange Commission and a member of Financial Industry Regulatory Authority, Inc. provides execution, clearing and prime brokerage services to professional traders, hedge funds and money managers. SC QuantNova Research SRL, based in Bucharest, Romania, provides software development, architecture and engineering for back office clearing systems. Terra Nova Financial Group, Inc. trades under the stock symbol “TNFG” and is listed on the OTC Bulletin Board.

Terra Nova Financial, LLC (“Terra Nova Financial”) is a specialized financial services firm focused on supporting trading professionals. Professional traders, hedge funds and money managers come to Terra Nova for value in execution, clearing and prime brokerage services. This recognition originated with the firm’s role (from 1996 to 1998) as the sponsoring broker-dealer for the innovative Archipelago ECN (now part of the NYSE Euronext). Terra Nova Financial empowers self-directed clients to trade, analyze, strategize and report through a portfolio of advanced trading platforms. Terra Nova Financial was founded in 1994 and is headquartered in Chicago, Illinois with a sales presence in New York, New York. Primary sources of revenue for Terra Nova Financial include commissions, account fees and interest.

Terra Nova Financial is a member of Financial Industry Regulatory Authority, Inc. (“FINRA”), Securities Investor Protection Corporation (“SIPC”), National Futures Association (“NFA”), The Depository Trust & Clearing Corporation (“DTCC”), National Securities Clearing Corporation (“NSCC”) and The Options Clearing Corporation (“OCC”) along with the following exchanges: International Securities Exchange, Boston Options Exchange, NYSE Arca Options, NYSE Amex Options, NASDAQ OMX PHLX, NYSE Arca Equities, NYSE Amex Equities, NYSE Euronext, NASDAQ OMX BX, NASDAQ Stock Market, ISE Stock Exchange, National Stock Exchange and BATS Exchange, Inc.

Forward-looking statements

Certain statements in this release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and other laws and regulations. Such forward-looking statements involve known and unknown risks and other important factors that could cause the actual results or performance of the company to differ materially from any future results expressed or implied by such forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “will,” “expect,” “anticipate,” “intend,” “project,” or other similar words, or the negative of these terms or comparable language, or by discussion of strategy or intentions. This cautionary statement is being made pursuant to applicable securities laws with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. The Company cautions investors that any forward-looking statements made by the Company are not guarantees or indicative of future performance and are qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transactions described herein; the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; approval of the transaction by the Company’s stockholders; disruption from the transactions making it more difficult to maintain relationships with customers, employees or suppliers; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2009, as amended, which are available at the SEC’s web site http://www.sec.gov. This report speaks only as of its date, and except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

The Company will file with the Securities and Exchange Commission (“SEC”) and will mail to its shareholders a proxy statement in connection with the proposed sale of assets. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a free copy of these materials (when they are available) and other documents filed with the SEC at www.sec.gov. A free copy of the proxy statement, when it becomes available, may also be obtained from Terra Nova Financial Group, Inc., 100 South Wacker Drive, Suite 1550 Chicago, Illinois 60606, Attn.: Investor Relations. In addition, the proxy statement (when it is available) and the other documents also may be obtained for free by accessing the Company’s website at www.tnfg.com by clicking on the link for “Company,” then clicking on the link for “Investor Relations” and then clicking on the link for “SEC Filings.”

Participants in This Transaction

The Company and its directors, executive officers and certain other members of management and employees may be soliciting proxies from the Company stockholders in favor of the Purchase Agreement and the Transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the proposed Transaction will be set forth in the proxy statement when it is filed with the SEC. You can find information about the Company’s executive officers and directors in the Company’s 10-K/A filed with the SEC on April 29, 2010. You can obtain a free copy of this document from the Company using the contact information above.

Contact Information

For more information about Terra Nova’s brokerage and clearing services, please visit

www.TNFG.com.

For Terra Nova:

Murrey Wanstrath

1-312-827-3663

For Lightspeed:

Mike Boccio

1-212-446-1867